Exhibit 99.2

SELECTED CONSOLIDATED AND COMBINED FINANCIAL AND OTHER DATA

The following table presents selected historical consolidated and combined financial and other data for Covidien. The consolidated and combined statement of operations data for fiscal 2007, 2006 and 2005 and the consolidated and combined balance sheet data at September 28, 2007 and September 29, 2006, are derived from our audited consolidated and combined financial statements included as Exhibit 99.3 to this Current Report on Form 8-K. The combined statement of operations data for fiscal 2004 and the combined balance sheet data at September 30, 2005 are derived from our audited combined financial statements not included in this Current Report on Form 8-K. The combined statement of operations data for fiscal 2003 and the combined balance sheet data at September 30, 2004 and 2003 are derived from our unaudited combined financial statements not included in this Current Report on Form 8-K. The unaudited combined financial statements have been prepared on the same basis as the audited consolidated and combined financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information set forth herein.

The data presented below should be read in conjunction with our consolidated and combined financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included as Exhibit 99.1 to this Current Report on Form 8-K. Our consolidated and combined financial information may not be indicative of our future performance and does not necessarily reflect what our results of operations and financial condition would have been had we operated as an independent, publicly-traded company prior to June 29, 2007.

	Fiscal Year
	2007	2006	2005	2004	2003
	(dollars in millions)
Consolidated and Combined Statement of Operations Data:
Net sales	$8,895	$8,313	$8,268	$7,803	$7,157
Research and development expenses	260	248	221	204	147
In-process research and development charges	38	63	—	—	—
Restructuring charges	57	—	—	—	—
Operating income(1)	585	2,052	2,011	2,033	1,725
Interest expense, net	153	139	163	191	242
Other (income) expense, net(2)	135	13	248	70	94
Income from continuing operations before income taxes	297	1,900	1,600	1,772	1,389
Income (loss) from continuing operations	(165)	1,430	1,121	1,316	908
Loss (income) from discontinued operations, net of income taxes	177	275	86	(85)	(248)
Net income (loss)	(342)	1,155	1,035	1,401	1,156
Consolidated and Combined Balance Sheet Data (End of Period):
Total assets	$18,328	$14,108	$14,784	$15,132	$15,002
Long-term debt	3,565	2,248	2,544	3,510	4,389
Shareholders’ equity	6,742	8,621	8,007	7,611	6,260
Consolidated and Combined Common Share Data:
Basic earnings per share:
Income (loss) from continuing operations	$(0.33)	$2.88	$2.26	$2.65	$1.83
Net income (loss)	(0.69)	2.33	2.08	2.82	2.33
Diluted earnings per share:
Income (loss) from continuing operations	(0.33)	2.88	2.26	2.65	1.83
Net income (loss)	(0.69)	2.33	2.08	2.82	2.33
Cash dividend per share	—	—	—	—	—
Basic weighted-average number of shares outstanding(3)	497	497	497	497	497
Diluted weighted-average number of shares outstanding(3)	497	497	497	497	497
Other Consolidated and Combined Data:
Operating margin(1)	6.6%	24.7%	24.3%	26.1%	24.1%
Number of employees (thousands)	44	43	41	39	39

(1)	Operating income and margin for fiscal 2007 includes an allocated class action settlement charge, net of related insurance recoveries of $1,202 million and charges for the impairment of long-lived assets of $34 million. Operating income and margin for fiscal 2006 includes a net gain on divestitures of $48 million and incremental stock option charges of $33 million required under Statement of Financial Accounting Standards No. 123R, “Share-Based Payment.” Operating income and margin for fiscal 2005 includes a charge for a patent litigation settlement of $277 million.

(2)	Amounts for fiscal 2007, 2005 and 2004 consist primarily of the allocation of Tyco International’s loss on the retirement of debt. Note 10 to our Annual Consolidated and Combined Financial Statements provides further information regarding this allocation. Amount for fiscal 2003 consists primarily of charges related to the write-down of certain investments and the allocation of Tyco International’s loss on the retirement of debt.

(3)	The common shares outstanding immediately following the separation from Tyco International were used to calculate basic and diluted earnings per share for the periods prior to the separation because no common shares, share options or restricted shares of Covidien were outstanding on or before June 29, 2007.